Exhibit 10.53

DATED 15 October 2003

(1) PRIME HOLDINGS LIMITED

(2) MELBOURNE BUSINESS COURT MANAGEMENT COMPANY LIMITED

(3) a.p.solve Limited

LEASE

relating to

Unit 1 Melbourne Business Court Millennium Way Pride Park Derby

Edwards Geldard

Number One Pride Place

Pride Park

Derby

DE24 8QR

DX 11509 Derby 1

Tel: -1332 331631

Fax: 01332 850 4499

Ref ABH/22.135.213

[SEAL]

[SEAL]

LEASE: DATED 15th October 2003

BETWEEN:

(1) the Landlord	PRIME HOLDINGS LIMITED (Company Number: 1358636) whose registered office is at 81 Burton Road Derby DE1 1TJ

(2) the Management Company	MELBOURNE BUSINESS COURT MANAGEMENT COMPANY LIMITED (Company Number: 4685867) whose registered office is at 81 Burton Road Derby DE1 1TJ

(3) the Tenant	a.p.solve LIMITED (Company Number: 4069823) whose registered office is at Sirius House, Adastral Park, Martlesham, Ipswich, IP5 3RE

Recitals

(1)                                  The Landlord is the registered proprietor of the Estate with Title Absolute and is in the course of developing the Estate

(2)                                  The Landlord has agreed to grant to the Tenant a lease of the Demised Premises for the consideration at the rent and on the terms and conditions set out below and the Management Company has agreed to join in this Lease

(3)                                  The Management Company has been incorporated for the purposes of managing and maintaining the Estate and upon completion of the final letting at the Estate the Landlord intends to transfer the freehold of the Estate to the Management Company

Operative Provisions

I                                            Definitions Interpretation and Construction

1.1                                 In this Lease the terms defined by Paragraph 1.1 have the meanings specified unless the context otherwise requires:-

the Access Ways                                                 means all those areas surfaces and paving at the Estate including the roadways footways loading bays and other accessways laid out and available for passage and access

Annual Expenditure	means in relation to any Financial Year the aggregate of:

(i)                                     all reasonable and proper costs expenses and outgoings whatever reasonably and properly incurred by the Management Company during the Financial Year in or incidentally to carrying out its obligations set out in the Fifth Schedule including (but not limited to) the costs and expenditure set out in Part 1 of the Sixth Schedule and any VAT payable (provided that a VAT invoice is provided to the Tenant one calendar month before such VAT is due)

(ii)                                  such sums (if any) as the Management Company shall acting reasonably considers appropriate to charge in any future Financial Year by way of provision for anticipated expenditure in any future Financial Year in respect of any of the Services

Commencement Date                                the date hereof

the Common Parts                                               all parts of the Estate not intended to be demised including but not limited to the Access Ways Conducting Media boundaries pedestrian ways forecourts car parks landscaped areas bin stores boundary walls fences signboards and any other parts of the Estate which are intended for common use by some or all of the occupiers of the Estate from time to time.

Computing Date                                                         means 1 September 2003 and 1 September in every subsequent year (or such date as the Management Company may on reasonable grounds from time to time notify in writing to the Tenant) and “Computing Dates” shall be construed accordingly

the Conducting Media                      means all cable wires pipes mains flues shafts ducts sewers drains watercourses channels gutters and any media and apparatus of a like nature (including any such media and apparatus for and connecting with computing or similar equipment)

Contamination                                                                the presence in on under or over the Premises of any Hazardous Material at any time whether before on or after the date of this Lease and/or the migration or other escape of any such Hazardous Materials from the Premises at any time whether before on or after the date of this Lease save where such Contamination arises from the acts or omissions of the Tenant

Contractual Term                                                    the term of 5 years from and including the Commencement Date

Defect                                                                                                             means any defect in the Demised Premises or anything installed in or on the Demised Premises which is attributable to (a) defective design (b) defective workmanship or materials (c) defective supervision of the construction of or the installation of anything in or on the Demised Premises or (d) defective preparation of the site upon which the Demised Premises is constructed

the Demised Premises                            Unit 1 situated at the Estate shown edged red on the Plan

the Designed Car Parks                    means the land shown coloured blue on the Plan

Estate                                                                                                             freehold property known as Melbourne Business Court Millennium Way Pride Park Derby as is registered at H M Land Registry with Title Absolute (along with other land) under Title Number DY330312 as at 16 October 2002 and as is shown edged green on the Plan

Financial Year                                                                     means the period between two consecutive Computing Dates and “Financial Years” shall be construed accordingly

the Forecourts                                                                  means the land shown coloured yellow on the Plan (if any)

Group Company                                                         means a company that is a member of the same group as the Landlord within the meaning of Section 42 of the 1954 Act

Guarantor’s Covenants                    means the Covenants set out in the Ninth Schedule hereto

Hazardous Material                                        any substance whether in solid liquid or gaseous form which is capable of causing farm to human health or to the environment (that is to say, air water and land and any living organism or eco-system supported by any of them) whether on its own or in combination with any other substance the Initial

Provisional

Service Charge                                                                £365.00 (three hundred and sixty five pounds) per year

Initial Rent                                                                                      £16,500 (Sixteen thousand five hundred pounds) per year exclusive of VAT

Insurance Rent                                                               means the sums that the Landlord shall from time to time pay by way of premium for insuring the Demised Premises in accordance with the Tenth Schedule or (where such insurance includes other premises) the fair and proper proportion attributable to the Demised Premises of the sums the Landlord shall from time to time pay by way of premium for insuring the Demised Premises and the other premises (to be determined from time to time by the Surveyor acting reasonably) and all of any increased premium payable by any act or omission of the Tenant

Insured Risk                                                                             means fire lightning explosion aircraft (including articles dropped from aircraft) riot civil commotion malicious persons earthquake storm tempest flood bursting and overflowing of water pipes tanks and other apparatus and impact by road vehicles and such other risks whether or not in the nature of the foregoing against which a reasonably prudent landlord would normally insure

Landscaped Areas                                            means all those soft and hard landscaped areas of the Estate provided for the benefit of the tenants at the Estate

Permitted User                                                                means any purpose within Class B1(a); B1(b); B1(c); or B8 of the Town and Country Planning (Use Classes) Order 1987 or medical and/or training purposes (excluding preschool and schoolage children)

Perpetuity Period                                                    means the period of eighty years from the Commencement Date

the Plan                                                                                                     means the plan attached hereto

the Properties                                                                      the units at the Estate demised or intended to be demised excepting the Demised Premises

the Regulations                                                            any future written rule or regulation made by the Management Company acting reasonably from time to time for the benefit of use and enjoyment of the Estate and in the interests of good estate management

the Rent                                                                                                 means the Initial Rent

the Rent

Commencement Date                                the date hereof

the Retained Land                                             means the land as is registered at H M Land Registry under title number DY330312 except for the Demised Premises

the Service Charge                                          means the Service Charge Share of the Annual Expenditure for the relevant Financial Year

the Service Charge Share           One Twentyfourth subject to the provision for variation contained in Part 2 of the Sixth Schedule

the Services                                                                             means the services described in the Fifth Schedule and such other services as the Management Company may be special resolution reasonably resolve to provide for the general benefit of the Estate and/or the Demised Premises and the owners and occupiers of the time being of the same

Surveyor                                                                                             means any person or film who is or are members of the RICS appointed by the Landlord to perform any of the functions of the Surveyor under this Lease (including an employee of the Landlord or a Group Company and including also the person or firm appointed by the Landlord to collect the rents)

the Term                                                                                                 the Contractual Term and any period of holding over or extension or continuance of the Contractual Term whether by statute or common law

the Utilities                                                                                   means water gas electricity drainage electrical impulses and other services supplied or transmitted via the Conducting Media

VAT                                                                                                                      means Value Added Tax or any tax of a similar nature that may be substituted for it or levied in addition to it

the 1954 Act                                                                             means the Landlord and Tenant Act 1954

1.2                                 The expression “the Landlord” includes the person for the time being entitled to the Term and all successors in title and where the Landlord is more than one person all covenants and agreements on the part of the Landlord shall be deemed to have been made jointly and severally by all such persons constituting the Landlord and any reference to a superior landlord includes the Landlord’s immediate reversioner (if any) and any superior landlord at any time;

1.3                                 The expression “the Tenant” includes the person for the time being entitled to the reversion immediately expectant upon the Term;

1.4                                 Words importing the neuter gender only shall include the masculine or feminine gender (as the case may be) and words importing the masculine gender only shall include the feminine gender and vice versa;

1.5                                 Words importing persons shall include firms companies and corporations and vice versa;

1.6                                 Words importing the singular shall be construed as importing the plural and vice versa;

1.7                                 Where any party comprises more than one person the obligations and liabilities of that party under this agreement shall be joint and several obligations and liabilities of those persons;

1.8                                 The expression “the Guarantor” includes not only the third party hereto (if any) but also any person who enters the Guarantor’s Covenants with the Landlord pursuant to the provisions of this Lease

1.9                                 References to “the Demised Premises” in the absence of any provision to the contrary include any part of the Demised Premises

1.10                           References to “the last year of the Term” include the last year of the Term if the Term shall determine otherwise than by effluxion of time and references to the expiration of the Term include such other determination of the Term

1.11                           References to any right of the Landlord to have access to the Demised Premises shall be construed as extending to any superior landlord and any mortgagee of the Demised Premises and to all persons authorised by the Landlord and any superior landlord or mortgagee (including agents professional advisers contractors workmen and others)

1.12                           References to any rights exercisable by the Tenant shall be construed as being exercisable by the Tenant, any subtenant or subtenants and all persons properly authorised by them

1.13                           Any covenant by the Tenant not to do an act or thing shall be deemed to include an obligation not to permit or suffer such act or thing to be done by another person and any covenant by the Landlord shall bind only the person who is for the time being entitled to the reversion immediately expectant on the determination of the Term

1.14                           Any provisions in this lease referring to the consent or approval of the Landlord shall be construed as also requiring the consent or approval of any mortgagee of any Demised Premises and any superior landlord where such consent shall be required but nothing in this lease shall be construed as implying that any obligation is imposed upon any mortgagee or any superior landlord not unreasonably to refuse any such consent or approval

1.15                           References to “consent of the Landlord” or words to similar effect mean a consent in writing signed by or on behalf of the Landlord and to “approved” and

“authorised” or words to similar effect mean (as the case may be) approved or authorised in writing by or on behalf of the Landlord

1.16                           The terms “the parties” or “party” mean the Landlord and/or the Tenant but except where there is an express indication to the contrary exclude the Guarantor

1.17                           “Development” has the meaning given by Section 55 of the Town and Country Planning Act 1990

1.18                           Save for any reference contained in the definition of Permitted User any references to a specific statute include any statutory extension or modification amendment or re-enactment of such statute and any regulations or orders made under such statute and any general reference to “statute” or “statutes” includes any regulations or orders made under such statute or statutes

1.19                           Save where otherwise stated any reference to a numbered clause or schedule means the clause or schedule in this agreement which is so numbered;

1.20                           Unless otherwise specified any reference to an Act of Parliament includes a reference to that Act as amended or replaced whether before or after the date of this Agreement and to subordinate legislation or by-laws made under it an any general reference to statute or legislation includes subordinate legislation and by-laws;

1.21                           The headings appearing in this Lease are for ease of reference only and shall not affect construction;

1.22                           The Schedules to this Lease shall be incorporated within and form part of this Lease

1.23                           References to the preconditions to assignment are references to the provisions of part of the proviso to clause insofar as they apply to any assignment or application for consent to assign

2.                                       Demise

2.1                                 The Landlord demises to the Tenant with full title guarantee the Demised Premises TOGETHER with (in common with the Landlord and all others entitled to the like right) the rights specified in the First Schedule to the exclusion of any implied rights pursuant to Section 62 of the Law of Property Act 1925 and subject however to the Tenant’s covenants and all other provisions of this Lease but EXCEPTING AND RESERVING to the Landlord the rights specified in the Second Schedule TO HOLD the Demised Premises to the Tenant for the Contractual Term SUBJECT to all rights easements privileges restrictions covenants and stipulations contained or referred to in the Seventh Schedule

YIELDING AND PAYING

(a)                                  to the Landlord the Rent payable without any deduction or set-off arising at common law or in equity (except where lawfully made pursuant to statute) by equal quarterly payments in advance on the usual quarter days in every year and proportionately for any period of less than a year the first such payment being a proportionate sum in respect of the period from and including the Rent Commencement Date to and including the day before the quarter day next after the Rent Commencement Date to be paid on the date of this lease and

(b)                                 to the Management Company by way further rent the Initial Provisional Service Charge (together with VAT) and/or the Service Charge (together with VAT) at the times and in the manner described in Part 2 of the Sixth Schedule and provided that a VAT invoice has been provided to the Tenant one calendar month prior to the payment due date

(c)                                  to the Landlord by way of further rent the Insurance Rent within 21 days of demand

3.                                       Tenant’s Covenants

The Tenant for the mutual protection of the Landlord and of the Management Company and of the tenants of the Properties covenants throughout the Term:-

3.1                                 with the Landlord to observe and perform the obligations on the part of the Tenant set out in Parts 1 and 2 of the Third Schedule and also to observe and perform all covenants and stipulations contained or referred to in the Property and Charges Register of the Title above save for financial charges and any documents referred to in such title so far as they relate to or affect the Demised Premises and to indemnity the Landlord against all actions proceedings costs claims and demands in respect of any breach no-observance or non-performed by the Tenant

3.2                                 with the Management Company to observe and perform the obligations on the part of the Tenant set out in Parts 1 and 2 of the Third Schedule and the Regulations

3.3                                 with the tenants of the Properties to observe and perform the obligations on the part of the Tenant set out in Part 2 of the Third Schedule

4.                                       Landlord’s Covenants

4.1                                 The Landlord covenants with the Tenant to observe and perform the obligations on the part of the Landlord set out in the Fourth Schedule

4.2                                 The Landlord covenants with the Tenant to use its reasonable endeavours to procure that the Management Company observes and performs the obligations set out in the Fourth Schedule

5.                                       Management Company’s Covenants

The Management Company in consideration of and relying on the covenants on the part of the Tenant contained in this Lease covenants with the Landlord and as a separate covenant with the Tenant:

5.1                                 to use all reasonable endeavours to carry out provide or procure the Services set out in the Fifth Schedule PROVIDED THAT the Management Company may at its reasonable discretion at any time withhold or vary any of the Services but only if such withholding or variation shall not materially impair the use and enjoyment of the Estate and/or the Demised Premises and subject to prior written notice to the Tenant where possible FURTHER PROVIDED ALWAYS that the Management Company’s obligation shall cease and be extinguished in respect of matters which are declared by the appropriate Local Authority as repairable or maintainable at the public expense

5.2                                 to observe and perform the obligations set out in the Fourth Schedule

6.                                       Re-entry

If and whenever during the Term:

6.1                                 the rents (or any of them) under this lease are outstanding for fourteen days after becoming due whether formally demanded or not or

6.2                                 there is a material breach by the Tenant of any covenant or other term of this Lease or any document supplement to this lease or

6.3                                 the Tenant or Guarantor being a company:-

(a)                                  is unable or admits its inability to pay its debts when they become due (whether within the circumstances specified in Section 123 of the Insolvency Act 1986 or otherwise) or

(b)                                 a proposal is made to its creditors for a voluntary arrangement under Part I of the Insolvency Act 1986 or it enters into a voluntary arrangement or it enters into another scheme of arrangement with its creditors in satisfaction or composition of its debts or

(c)                                  a petition is presented for an Administration Order under Part II of the Insolvency Act 1986 or an Administration Order is made or

(d)                                 a receiver or administrative receiver is appointed over any of its assets or undertaking or

(e)                                  a resolution to wind up is passed or a provisional liquidator is appointed or a petition is presented for winding up or a winding up order is made under Part IV of the Insolvency Act 1986 (save in the case of a voluntary winding up solely for the purpose of amalgamation or reconstruction if the Tenant can first demonstrate to the satisfaction of the Landlord that the covenant of the company will be as strong after as it was before the reconstruction or amalgamation) or

(f)                                    a proposal is made for a scheme of arrangement under Section 425 of the Companies Act 1985 or

(g)                                 a provisional liquidator is appointed under Section 135 of the Insolvency Act 1986

6.4                                 the Tenant or Guarantor being an individual

(a)                                  is the subject of an application made for an interim order or a proposal is made for a voluntary arrangement under Part VIII of the Insolvency Act 1986 or

(b)                                 a bankruptcy petition is presented to the court or the circumstances of the individual are such that a bankruptcy petition could be presented under Part IX of the Insolvency Act 1986 or

(c)                                  the individual enters into a deed of arrangement or composition with its creditors or

(d)                                 a receiver is appointed under the Mental Health Act 1983 or the individual becomes incapable or managing his affairs or

(e)                                  the individual dies or

(f)                                  a receiver or receiver and manager is appointed over any of the assets of the individual

6.5                                 the Tenant or Guarantor being a partnership:-

(a)                                  proposes to enter into a voluntary arrangement under Part II of the Insolvent Partnerships Order 1994 (“the 1994 Order”) or

(b)                               a petition is presented for an administration order under Part III of the 1994 Order or an Administration Order is made or

(c)                                  a petition is presented for winding up as an unregistered company under Part IV or V or the Insolvency Order or

(d)                                 any events or circumstances applicable to individuals under clause 6.5 hereof occur in respect of an individual member of a partnership or the partnership assets

6.6                                 the Tenant has any distress or execution levied on its goods at the Demised Premises which is not discharged in full within 21 days after the levy has been made the Landlord may re-enter the Demised Premises (or any part of them in the name of the whole) at any time (and even if any previous right of re-entry has been waived) and then the Term will absolutely cease but without prejudice to any rights or remedies which may have accrued to the Landlord against the Tenant or any Guarantor in respect of any breach of covenant or other term of this lease (including the breach in respect of which the re-entry is made)

7.                                       Agreement and Declarations

It is agreed and declared as follows:-

7.1                                 Nothing contained in or implied by this lease shall give the Tenant the benefit of or the right to enforce or to prevent the release or modification of any covenant agreement or condition entered into by any tenant of the Landlord in respect of any property not comprised in this lease

7.2                                 If any dispute arises between the Tenant and the tenants or occupiers of other parts of the Estate as to any easement right or privilege in connection with the use of the Demised Premises and any other part of the Estate or as to the boundary structures separating the Demised Premises from any other property it shall be decided by the Landlord or in such other manner as the Landlord shall reasonably direct

7.3                                 Each of the Tenant’s covenants shall remain in full force both at law and in equity notwithstanding that the Landlord shall have waived or released temporarily any such covenant or waived or released temporarily or permanently revocably or irrevocably a similar covenant or similar covenants affecting any other part of the Estate

7.4                                 As soon as Prime Holdings Limited has parted with all estate and interest in the revision immediately expectant on the determination of the Term it shall cease to have any further rights entitlements under the terms of this Lease but without prejudice to the rights of Prime Holdings Limited or the Tenant in respect of any antecedent breach of any of the covenants contained in this Lease

7.5                                 The Management Company acting reasonably shall have power to make and at any time vary such Regulations as it may think fit for the preservation of the amenities of the Estate for the general safety or convenience of the occupiers of the buildings at the Estate and in the interests of good estate management provided that where possible prior notice of such variations or changes shall be given to the Tenant and if any consistency might arise between the Regulations or this Lease the terms of this Lease shall prevail

7.6                                 Section 196 of the Law of Property Act 1925 (as amended by the Recorded Delivery Service Act 1962) shall apply to any notice demand or instrument authorised to be served under this Lease and any notice served by the Landlord shall be sufficiently served if served by any agent of the Landlord

7.7                                 The rights granted and reserved by this Lease shall only take effect insofar as they ascertained within the Perpetuity Period

7.8                               The Tenant shall not be entitled to any right of access of light or air to the Demised Premises (except those expressly granted) which would restrict or interfere with the free use of the adjoining or neighbouring land of the Landlord for building or any other purpose

7.9                                 The Landlord will take reasonable precautions during building works carried out by it to minimise disturbance noise and nuisance to the Tenant’s use enjoyment and access to the Demised Premises

7.10                           The walls separating the Demised Premises from the adjoining parts of the Estate shall be deemed to be party walls and shall be maintained accordingly

7.11                           Neither the Landlord nor the Management Company shall be liable to the Tenant in respect of any inconvenience suffered by reason of any interruption of any Services to be provided under the terms of this Lease by reason of:-

(a)                                  necessary repair or maintenance of any installation or apparatus; or

(b)                                 damage to or destruction of any installations or apparatus by any cause beyond the reasonable control of the Landlord of the Management Company; or

(c)                                  mechanical or other defect or breakdown or frost or other inclement conditions or unavoidable shortage or fuel material water or labour industrial action or otherwise; or

providing and to the extent of that:

(i)                                     any such failure or interruption could not reasonably have been prevented or shortened by the exercise of proper care, attention, diligence and skill by the Landlord/Management Company or those undertaking the Services on behalf of the Landlord/Management Company and

(ii)                                  the Landlord/Management Company uses and continues to use its best endeavours to restore the Services in question

7.12                           Nothing in this lease or in any consent granted by the Landlord under this lease shall imply or warrant that the Demised Premises may lawfully be used under the Planning Acts for the purpose authorised in this lease (or any purpose subsequently authorised)

7.13                           This lease embodies the entire understanding of the parties relating to the Demised Premises and to all the matters dealt with by any of the provisions of this lease

7.14                           The Tenant acknowledges that this lease has not been entered into in reliance wholly or partly on any statement or representation made by or on behalf of the Landlord except any such statement or representation that is expressly set out in this lease

7.15                           Whilst the Landlord is a limited company or other corporation all license consents approvals and notices required to be given by the Landlord shall be sufficiently given if given under the hand of a director the secretary or other duly authorised officer of the Landlord

7.16                           If after the Tenant has vacated the Demised Premises on the expiry of the Term any property of the Tenant remains in or on the Demised Premises and the Tenant fails to remove it within 21 days after being requested in writing by the Landlord to do so or if after using its best endeavours the Landlord is unable to make such a request to the Tenant within 21 days after the expiry of the Term:

(a)                                  in so far as such property is annexed to the Demised Premises the Landlord may treat it as having reverted to the Landlord or

(b)                                 the Landlord may as the agent of the Tenant sell such property and the Tenant will indemnify the Landlord against any liability incurred by it to any third party whose property shall have been sold by the Landlord in the mistaken belief held in good faith (which shall be presumed unless the contrary is proved) that such property belonged to the Tenant and

(c)                                  if the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain the net proceeds of sale of such property absolutely unless the Tenant shall claim them within six months of the date upon which the Tenant vacated the Demised Premises

and

7.17                           The Tenant may determine this Lease on 16 April 2006 being 30 months from the date hereof by giving the Landlord not less than six months prior written notice

7.18                           Unless expressly stated nothing in this Lease creates or will create rights pursuant to the Contracts (Rights of Third Parties) Act 1999 in favour of any one other than the parties hereto

7.19                           This Lease is governed by and interpreted in accordance with the Laws of England and (except where there is a valid submission to arbitration under English Law and in accordance with this Lease) the parties submit to the non-exclusive jurisdiction of the High Court of Justices in England

THIS LEASE has been executed as a deed and delivered on the date stated at the beginning of this Lease

THE FIRST SCHEDULE

(Rights Granted)

The following rights are hereby granted (in common with the Landlord and the Management Company and all others having like rights):-

1.             The right of full free and uninterrupted passage and running of Utilities from and to the Demised Premises through the Conducting Media (if any) now serving the Demised Premises and now laid or constructed in or under the Estate or the Retained Land

2.             The rights of support and protection and all other easements and rights for the benefit of the Demised Premises at the date of this Lease which are enjoyed or belong to the Landlord, Management Company and other tenants of the Estate

3.             The right for the eaves gutters spouts downpipes chimney cappings balances flues foundations and other similar structures incidental to the user of the Demised Premises to overhang or protrude beneath the adjoining parts of the Estate

4.             The right for the Tenant of the Demised Premises his or their employees and visitors to enter pass and repass at all times with or without vehicles over and along the Common Parts Access Ways and the Forecourts (if any) for the purposes of access to and egress from the Demised Premises the Forecourts (if any) and the Designated Car Parks

5.             The right to use the bin store and any other facilities intended by the Landlord to be used in common on the Estate for the reasonable purpose intended together with a right of access to and egress from those facilities

6.             The exclusive right to park motor vehicles on the Designated Car Parks and the Forecourts (if any)

7.             The right at all reasonable times and upon reasonable prior notice to the Landlord or the Management Company (except in emergency when no notice is required) for the Tenant and all persons authorized by it with or without tools materials plant and equipment to enter on adjoining parts of the Estate to carry out any works to the Demised Premises the person exercising such right making good all damage to the adjoining parts of the Estate so caused

8.             The right to display signs or plaques at the head of each parking bay

THE SECOND SCHEDULE

(Rights Excepted and Reserved)

The following rights are hereby excepted and reserved to the Landlord:

1.             The right of full free and uninterrupted passage and running of Utilities from and to the other parts of the Estate and/or the Retained Land through the Conducting Media (if any) now serving the other parts of the Estate and/or the Retained Land and now laid or constructed in or under the Demised Premises together with the right to inspect maintain cleanse repair renew or relay the same after giving (save in case of emergency) reasonable prior written notice of at least 48 Hours to enter the Demised Premises for such purpose or purposes the party so entering causing as little damage and inconvenience as is reasonably practicable so not to materially affect the Tenant’s use enjoyment or access and making good promptly any physical damage caused to the Demised Premises

2.             The rights of light air support and shelter and all other easements and rights now or within the Perpetuity Period belonging to or enjoyed by any other building constructed on the Estate or the Retained Land provided that such rights and easements shall not adversely or materially affect the Demised Premises

3.             The right for the eaves gutters spouts downpipes chimney cappings flues foundations and other similar structures incidental to the user of the other buildings on the Estate or the Retained Land to overhang or protrude onto or beneath the Demised Premises

4.             The right at reasonable times and upon reasonable written notice of not less than 48 hours except in case of emergency to enter (or in case of emergency to break into and enter) the Demised Premises

(a)           to inspect cleanse repair the Conducting Media referred to in paragraph 1 of this Schedule

(b)           to view the state and condition of and repair and maintain any other parts of the Estate or the Retained Land where such viewing or work would not otherwise be reasonably practicable

(c)           to carry out work or do anything whatever comprised within the Landlord’s obligations in this Lease

(d)           take schedules or inventories of fixtures and other items to be yielded up on the expiry of the Term and

(e)           to exercise any of the rights granted to the Landlord by this Lease

THE THIRD SCHEDULE

(Covenants by the Tenant)

Part 1
Covenants Enforceable by the Landlord and the Management Company

1.             To pay the rents reserved by this Lease on the days and in the manner provided in this Lease and not to exercise any right or claim to withhold rent or any right or claim to legal or equitable set-off and if so required in writing by the Landlord to make such payments by banker’s order or credit transfer to any bank and account in the United Kingdom that the Landlord may from time to time nominate

2.             If any sums payable by the Tenant pursuant to this Lease are not paid within 14 days of the due date whether formally demanded or not to pay interest at the rate of four per cent (4%) above National Westminster Bank PLC Base Rate from time to time from the due date until the date of actual payment and such interest shall be deemed to be rent due to the Landlord

3.             To yield up at the termination of the Term the Demised Premises together with any additions or improvements save the Tenant’s fixtures and fittings (which include for the avoidance of doubt any air conditioning plant or related equipment) if the Tenant so requires in such good repair order and condition as shall be consistent in all respects with the due performance and observance of the covenants on the part of the Tenant and the conditions in this Lease and to give up all keys of the Demised Premises to the Landlord and to remove all signs if reasonably requested to do so in writing by the Landlord erected by the Tenant in upon or near the Demised Premises and to make good any physical damage caused to the Demised Premises by such removal as soon as is reasonably practicable

4.             To pay on an indemnity basis all costs charges and expenses (including legal and surveyors costs and fees) incurred by the Landlord

(a)           in or in contemplation of any proceedings or service of any notice under Sections 146 and 147 of the Law of Property Act 1925 including the reasonable costs charges and expenses of and incidental to the inspection of the Demised Premises the drawing up of schedules of dilapidations and notices and any inspection to ascertain whether any notice has been complied with and such costs charges and expenses shall be paid whether or not forfeiture for any breach shall be avoided otherwise than by relief granted by the Court

(b)           in relation to or incidental to every application made by the Tenant for a consent or licence required by the provisions of this lease whether such consent or licence is granted or refused or proffered subject to any qualification or condition of whether the application is withdrawn

(c)           the recovery or attempted recovery of arrears of rent or other sums due from the Tenant

5.             To pay and discharge and indemnify the Landlord against all rates taxes assessments charges duties and other outgoings whatsoever save those of a capital nature whether parliamentary parochial or of any other kind which are now or during the Term assessed or charged on the occupier of the Demised Premises and where any are assessed on the Demised Premises together with other property then to pay a fair and reasonable proportion attributable to the Premises which is to be fairly and reasonably determined by the Landlord except that the Tenant is not responsible for anything properly payable by the Landlord in respect of:

(1)           dealing or deemed dealing of its reversionary interest in the Demised Premises

(2)           the rent and other payments payable under this Lease

(3)           the granting of this Lease

(4)           profits or amenities of the Landlord

6.             To pay and indemnify the Landlord against VAT chargeable in respect of any payment made by the Tenant under any of the terms of or in connection with this lease or in respect of any payment made by the Landlord where the tenant agrees in this lease to reimburse the Landlord for such payment provided that the Landlord shall have previously delivered to the Tenant a valid VAT invoice addressed to the Tenant for the full amount at least one calendar month before the payment is due

7.             To pay to the suppliers and indemnify the Landlord against all charges for electricity gas and other services consumed or used at or in relation to the Demised Premises (including meter rents)

8.             To keep the Management Company and the Landlord indemnified in respect of charges for services payable in respect of the Demised Premises which the Landlord or the Management Company are from time to time during the Term called upon to pay such sums to be repaid to the Landlord or Management Company on demand

9.             To keep the Demised Premises in good repair at all times during the Term excepting damage caused by an Insured Risk (other than where the insurance money is irrecoverable in consequence or any act or default of the Tenant or anyone at the Demised Premises expressly with the Tenant’s authority) or damage caused by a Defect provided further that nothing in this Lease shall be construed as obliging the Tenant to remedy any Defect of which existence the Tenant has during the term notified to the Landlord or any want of repair which is attributable to such Defect which manifests itself at any time during the Term

10.           As often as may be necessary and in the year preceding the termination of the Term to redecorate with materials of good quality and in a proper and workmanlike manner all appropriate internal and external surfaces of the Demised Premises to the reasonable satisfaction of the Surveyor insofar as they may have deteriorated through the Tenant’s use and occupation of the Demises Premises and not normal wear and tear

11.           To clean the Demised Premises and keep them in clean condition and to clean all the internal and external surfaces of all windows of the Demised Premises as often as reasonably necessary

12            To permit the Landlord or the Management Company or their respective agents with or without workmen and other at any convenient hours in the day-time provided they give the Tenant prior written notice to enter the Demised Premises to take inventories of the Landlord’s fixtures fittings and appliances and to view the condition and upon written notice being given to the Tenant specifying any repair or works necessary to be done for which the Tenant is liable as soon as is reasonably practicable to comply with the notice and if the Tenant shall not within thirty days after the service of such notice proceed diligently with the execution of such repairs or works then to permit the Landlord or the Management Company or their respective agents with or without workmen materials and appliances to enter the Demised Premises and cause such repairs or works to be executed and the proper and reasonable cost shall be payable by the Tenant with 21 days of written demand

13.           To make good any damage to any part of the Demised Premises caused by any act or omission or negligence of any occupant of or person using the Demised Premises and (without prejudice to the generality of the foregoing) not to damage or interfere with the Conducting Media or any fire-fighting appliances (if any)

14.           Not to bring into the Demised Premises any article which will impose undue stress or strain to any part of the floor surface or structure or any article which is or may become dangerous to the building or the occupants or visitors

15.           Not to do or permit or suffer to be done any act matter or thing on or in respect of the Demised Premises which contravenes the provisions of the Town and Country Planning Act 1990 the Planning (Listed Buildings and Conservation Areas) Act 1990 or any enactment amending or replacing such Acts and to keep the Landlord and the Management Company indemnified against all claims demands and liabilities in respect of any such contravention and at the expense of the Tenant to the extent that this is the responsibility of the Tenant to obtain all planning permissions and to serve all such notices as may be required for the carrying out of any operations or user on the Demised Premises which may constitute Development provided that no application for planning permission shall be made without the previous consent of the Landlord such consent not being unreasonably withheld or delayed

16.           To comply with and make all reasonable endeavours to ensure that all persons occupying or visiting the Demised Premises or any part of the Estate shall comply with the Regulations

17.           To deliver to the Landlord as soon as reasonably practicable a copy of every notice or other documents of whatever description affecting or likely to affect the Demised Premises or any part received by the Tenant from any authority or person whatsoever and at the cost and request of the Landlord to make or join with the Landlord on making such objections or representations against or in respect of any notice or other document as the Landlord shall deem expedient

18.           To comply in all respects at the Tenant’s own costs with provisions of any statute statutory instrument order rule or regulation and of any order direction or requirement made or given by any planning authority or the appropriate Minister or Court so far as they affect the Demised Premises and their use and (so far as they are not the obligations of the Landlord or the Management Company) so far as the Tenant is liable and as soon as is reasonably practicable to give notice in writing to the Landlord of the making or giving of such order direction or requirement

19.           As soon as reasonably practicable after becoming aware of the same to give notice to the Landlord of any defect in the Demised Premises of which the Tenant is actually aware which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this lease or the duty of care imposed on the Landlord pursuant to the Defective Premises Act 1972 or otherwise and at all times display and maintain any reasonable notices which the Landlord may from time to time reasonably require to be displayed at the Demised Premises

20.           Not to cease carrying on business in the Demised Premises or leave the Demised Premises continuously unoccupied for more than one month without:

(a)           notifying the Landlord and

(b)           providing such caretaking or security arrangements as the Landlord shall reasonably require and the insurers shall require in order to protect the Demised Premises from vandalism theft damage or unlawful occupation

21.           Not to cut maim injure or make any breach in any part of the structure of the Demised Premises nor in any case to commit or allow any waste or spoil on or about the Demised Premises

22.           Not to make any alteration whatsoever to the Demised Premises save as permitted by the provisions of paragraphs 23, 24, and 25 hereafter

23.           Subject to the provisions of paragraph 23 not to make any internal non-structural alterations to the Demised Premises without the previous consent in writing of the Management Company such consent not to be unreasonably withheld or delayed

24.           On making application for consent under paragraph 23 to submit to the Management Company such plans block plans elevations and specifications as the Management Company shall require and to pay the proper and reasonable legal and surveyors fees of the Management Company in connection with any such application and to carry out any work authorised only in accordance with such plans block plans elevations and specifications as the Management Company (acting reasonably) shall approve in writing in a good and workmanlike manner and with sound and suitable materials all of which shall be subject to inspection and reasonable approval by the Management Company

25.           Not to hold on trust for another or (save pursuant to a transaction permitted by and effected in accordance with the provisions of this lease) part with the possession of the whole or any part of the Demised Premises or permit another to occupy the whole or any part of the Demised Premises

26.           Not to assign or charge part only of the Demised Premises and not to underlet the whole of the Demised Premises

27.           Not to assign the whole of the Demised Premises without the prior consent of the Landlord such consent not to be unreasonably withheld delayed PROVIDED THAT without prejudice to the generality of the foregoing:

(a)           it shall be lawful for the Landlord to impose upon the giving of such consent a condition that the Tenant enters into an agreement with the Landlord in the form annexed at the Eighth Schedule; and

(b)           for the purpose of s19(1A) of the Landlord & Tenant Act 1927 (as inserted by s22 of the Landlord & Tenant (Covenants) Act 1995) it is agreed between the Landlord and the Tenant both that such consent shall not be regarded as being unreasonably withheld because of the existence at the time of the application for consent of all or any of the circumstances set out below paragraphs (i) to (v) and that such consent shall not be given subject to unreasonable conditions if it contains a condition that it shall lapse if all or any of the circumstances set out below in paragraphs (i) to (v) are in existence at any time after the giving of such consent and before the completion of the transaction to which such consent has been given

(i)            the assignee will not furnish the Landlord with a guarantee in the form of the Guarantor’s Covenants from a guarantor acceptable to the Landlord PROVIDED THAT if the Tenant shall disagree with the Landlord’s determination of whether or not a proposed guarantor is acceptable for these purposes the Tenant shall subject to the provisions of paragraph 29 below be entitled to have the determination reviewed by an independent expert appointed and acting reasonably in accordance with the provisions of paragraph 29 below (“the Expert”)

(ii)           the assignee will not deposit with the Landlord an amount equal to three months’ rent due under this Lease at the time of the assignment

(iii)          the Demised Premises are not in the state and condition required by full compliance with the terms of the covenants on the part of the Tenant contained in this Lease

(iv)          there is a subsisting breach of any of the other covenants on the part of the Tenant contained in this Lease

28.           If the Tenant is entitled to have any determination of the Landlord reviewed by the Expert and wishes there to be such review then:

(a)           the Tenant shall send the Landlord written notice of his wish stating the name and address of the person the Tenant would wish to be appointed as the Expert

(b)           the Expert shall be a Chartered Surveyor and a member of the Royal Institution of Chartered Surveyors

(c)           If the Landlord does not forthwith on receipt of the Tenant’s said notice agree to the appointment of the person proposed by the Landlord the Expert may be appointed by the President for the time being of the Royal Institution of Chartered Surveyors (or such other person as is delegated by him to make such appointments) on the application of either the Landlord or the Tenant provided that nothing herein shall prevent the appointment or replacement of the Expert by agreement between the Landlord and the Tenant at any time

(d)           the Expert shall act as an expert not as an arbitrator

(e)           the Expert shall be entitled to make his own determination of the matter in dispute between the Landlord and the Tenant and this determination shall be substituted for the original determination of the Landlord and shall (if contrary) be binding on the Landlord and the Tenant

29.           On a permitted assignment to a limited company and if the Landlord shall reasonably so require to procure that at least two directors of the company or some other guarantor or guarantors acceptable to the Landlord enter into direct covenants with the Landlord in the form of the Guarantor’s Covenants contained in this lease with the Assignee substituted for ‘the Tenant’

30.           Within twenty-eight days of any assignment or charge or any transmission or other devolution relating to the Demised Premises to produce for registration with the Landlord’s solicitor such deed or document or a certified copy of it and to pay the Landlord’s solicitor’s reasonable charges for the registration of every such document such charges not being less than £30 (thirty pounds)

31.           Notwithstanding the provisions of the preceding paragraphs the Tenant may share the occupation of the whole or any part of the Demised Premises with a company which is a member of the same group as the Tenant (within the meaning of Section 42 of the 1954 Act) for so long as both companies shall remain members of that group or and for so long as such share ownership remains and otherwise than in a manner that transfers or creates a legal estate

32.           Not to interfere with or obstruct in the performance of the duties from time to time imposed upon him by the Management Company by any employee or servant of the Management Company

33            Not to use or occupy nor permit the Demised Premises to be used or occupied for any purpose whatsoever other than the Permitted User

34.           If called upon to do so to produce or furnish to the Landlord or the Surveyor:

(a)                                  all plans documents and other evidence as the Landlord may require in order to satisfy itself that the provisions of this lease have been complied with

(b)                                 such information as may reasonable be requested in writing in relation to any pending or intended step under the 1954 Act

35.           To permit the Landlord at any time during the last six months of the Contractual Term and at any time thereafter or sooner if the rents or any part of them shall be in arrear and unpaid for longer than twenty-eight days to enter upon the Demised Premises and affix and retain anywhere upon the Demised Premises a notice for reletting the Demised Premises and during such period to permit persons with the written authority of the Landlord or its agents at reasonable times of the day to view the Demised Premises so long as reasonable prior written notice of not less than 48 hours is given to the Tenant

36.           Not to stop up darken or obstruct any windows or light belonging to the Demised Premises

37.           To take all reasonable steps at the cost and expense of the Landlord to prevent any new window light opening doorway path passage pipe or other encroachment or easement being made or acquired in against out of or upon the Demised Premises and to notify the Landlord as soon as practicable if any such encroachment or easement shall be made or acquired (or attempted to be made or acquired) and at the reasonable request of the Landlord to adopt such means as shall be required to prevent such encroachment or the acquisition of any such easement

38.           To ensure that at all times the Landlord has and the local Police force has written notice of the name home address and home telephone number of at least two keyholders of the Demised Premises

39.           To permit upon reasonable prior written notice at any time during the Term prospective purchasers of or agents instructed in connection with the sale of the Landlord’s reversion or of any other interest superior to the Term to view the Demised Premises without interruption provided they are authorised in writing by the Landlord or its agents

40.           To permit the Landlord at any time during the Term to enter upon the Demised Premises and affix and retain anywhere upon the Demised Premises a notice for selling the Landlord’s reversion or of any other interest superior to the Term and during such period to permit persons with the written authority of the Landlord or its agent at reasonable times of the day to view the Demised Premises so long as prior written notice is given to the Tenant of not less than 48 hours provided that any such notice does not obscure the windows doors or any fascia or trading sign of the Tenant and clearly indicates the interest being disposed of

41.           Within 21 days of the death during the Term of any Guarantor or of such person becoming bankrupt having a receiving order made against him having an interim receiver appointed in respect of his property or having a receiver appointed under the Mental Health Act 1983 or being a company passing a resolution to wind up or entering into liquidation having a receiver appointed having an administration order made or upon any person becoming entitled to exercise in respect of it the powers of an administrative receiver to give notice of this fact to the Landlord and if so reasonably required by the Landlord at the expense of the Tenant within twenty-eight days to procure some other person acceptable to the Landlord to execute a guarantee in respect of the Tenant’s obligations contained in the lease in the form of the Guarantor’s covenants contained in this lease

THE THIRD SCHEDULE

(Covenants by the Tenant)

Part 2

Covenants enforceable by the Landlord the Management

Company and tenants of the Properties

1.             Not to obstruct at any time any part of the Access Ways so far as is reasonably practicable

2.             Not to park or permit the parking of motor vehicles upon the Estate other than the Designated Car Parks or the Forecourts (if any)

3.             Not to use or permit or suffer the Demised Premises to be used for any illegal immoral or improper purpose and not to knowingly do permit or suffer on the Demised Premises any act or thing which is or may become a nuisance damage annoyance or inconvenience to the Landlord and to pay all reasonable and proper (or a fair proportion) costs charges and expenses of abating a nuisance and executing all such work as may be necessary for abating a nuisance or for carrying out works in obedience to a notice served by a local authority insofar as they are the liability of or wholly or partially attributable to the default of the Tenant

4.             Not to exhibit any notice advertisement name place notice for sale or placard of any kind upon the Demised Premises or upon the other parts of the Estate save for a sign on the Demised Premises stating the Tenant’s name and business and save clause 9 of the First Schedule

5.             Not to bring keep stack layout store or deposit any goods materials refuse or other objects outside the Demised Premises whatsoever on the Estate except in those areas as notified for such use by the Management Company

6.             Not to keep or suffer to remain on the Demised Premises any animals or birds nor to use any part of the Demised Premises for the purposes of breeding or boarding of animals or birds

7.             Not to knowingly permit to be discharged into any Conducting Media any oil or grease or any deleterious objectionable dangerous poisonous or explosive matter

THE FOURTH SCHEDULE

(Covenant on the Part of the Landlord and the Management Company)

1.             Quiet Enjoyment

That the Tenant shall peaceably hold and enjoy the Demised Premises and the rights granted by this Lease during the Term without any lawful interruption from or by the Landlord any superior landlord or any person lawfully claiming under or in trust for it or by title paramount

2.             Defects

2.1           Not to charge or seek to charge the Tenant through the service charge payable by the Tenant otherwise the cost of rectification of any inherent or latent defect or Defect in the construction of the Demised Premises the Estate or Estate facilities which manifests itself

3.             To manage the Estate in the interests of good estate management and at the Tenant’s reasonable request to enforce covenants on the part of other persons in the Estate for the benefit of the Estate and to maintain the same as a high class development

4.             The Landlord covenants that it will as soon as reasonably practicable and at its own cost and expense undertake any works in relation to the Demised Premises in respect of the Defects and to comply with any environmental regulation condition or legislation provided always that no such cost or expenditure be recharged to the tenants of the Estate via the Service Charge or otherwise

5.             In this clause:

“Contamination” means the presence in, on, under over the Demised Premises of any Hazardous Material at any time whether before, on or after the date of this Lease and/or the migration or other escape of any such Hazardous Materials from the Demised Premises at any time whether before, on or after the date of this Lease save where such Contamination arises from the acts or omissions of the Tenant

“Hazardous Material” means any substance, whether in solid, liquid or gaseous form, which is capable of causing harm to human health or to the environment (that is to say, air, water and land and any living organism or eco-system supported by any of them) whether on its own in combination with any other substance

5.1           Notwithstanding any other provision of this Lease it is acknowledged and agreed between the Landlord and the Tenant as follows:

5.1.1        The Tenant shall have no liability under the terms of this Lease or otherwise howsoever arising in respect of Contamination;

5.1.2        The Tenant shall not be required by this Lease to make good rectify remove treat or make harmless any Contamination or to pay the costs of doing so;

5.1.3        This acknowledgement is made in accordance with the relevant statutory guidance to exclude the Tenant (and all persons deriving title through or under the Tenant) from liability as an appropriate person to bear responsibility for any costs and liability whatsoever arising from any Contamination

5.2           The Landlord shall indemnify the Tenant (and those claiming title through or under it) against any costs claims losses and liabilities suffered or incurred by the Tenant arising directly or indirectly from Contamination

5.3           If and whenever the Landlord during the Term requires to carry out any works in respect of the Contamination so that the Tenant’s use or access to enjoyment of the Demised Premises is affected the Tenant may terminate this Lease forthwith or elect to not pay the rents set out in clause 2.1 of the Lease until such remediation work is carried out to the Tenant’s reasonable satisfaction

5.4           For the avoidance of doubt the Tenant shall remain liable for any Contamination which results to the Demised Premises or the Estate for any Hazardous Material brought on to the Demised Premises or the Estate by the Tenant its employees visitors and licensees

THE FIFTH SCHEDULE

(The Services)

1.             To maintain in good and substantial repair and condition and to repair replace where beyond economic repair resurface cleanse and keep open and free from obstructions and detritus the Access Ways the Forecourts (if any) and the Designated Car Parks

2.             To keep the Landscaped Areas in a proper state of repair and condition and suitably landscaped and planted

3.             To clean maintain renew and repair such of the Conducting Media now or during the Perpetuity Period laid or constructed in or under the Estate and used by the Demised Premises in common with any other buildings or part thereof at the Estate but for the avoidance of doubt not those Conducting Media which exclusively serve and lie in on or under the Demised Premises or those for which some other authority company or person has responsibility

4.             Following construction forever thereafter to maintain any boundary walls and fences of the Estate but for the avoidance of doubt not those which are the responsibility of owners or occupiers of the buildings

5.             Where appropriate to take all necessary steps to clean redecorate repaint and otherwise treat and maintain on a regular basis the Estate

6.             To provide and operate a means of collection storage and disposal of refuse and rubbish (including litter and pest control) arising or occurring on the Estate including the provision of a storage area (within such other suitable area allocated and notified by the Management Company within the Estate) for the storage of a waste bin by the tenants

7.             To provide suitable hard and soft landscaping and planting and trees and/or shrubs and to keep such parts of the Landscaped Areas or the Estate as in the reasonable opinion of the Management Company appropriate therefor laid out with hard and soft landscaping and planting and trees and/or shrubs in good order and condition and properly tended maintained cultivated and planted including where appropriate or necessary reconstruction or replanting

8.             To effect maintain and renew such insurances for the Estate where necessary on commercial terms and in amounts to be reasonably determined by the Management Company against loss or damage by fire lightning explosion aircraft (other than hostile aircraft) and other aerial devices or articles dropped therefrom earthquake riot civil commotion and malicious damage storm or tempest flood bursting or overflowing or water tanks apparatus or pipes impact by road vehicles and against public liability and damage to property and injury or death of persons and all such other risks as the Management Company may from time to time reasonably consider desirable in such sum (including professional fees and cost of demolition) as the Management Company may reasonably consider appropriate

9.             To effect maintain and renew such insurances on adequate and commercial terms and in amounts to be reasonably determined by the Management Company against any appropriate liabilities to third parties or any occupier of properties within the buildings on account of the condition of the Estate or any part thereof and against such other perils as the Management Company shall reasonably deem appropriate

10.           If the Estate shall be destroyed or damaged by an Insured Risk then subject to obtaining all necessary planning consents or permissions with all convenient speed to lay out all insurance moneys received in rebuilding or reinstating the Estate in substantially the same form or with such variations as the Management Company may reasonably require and if the insurance moneys shall be insufficient to make good any deficiency out of its own monies save to the extent that such deficiency is due to the act or default of the Tenant or other occupants of the buildings or any of their servants agents or licensees

11.           To provide any water fuel oil gas electricity and other energy and supply services as may be properly and reasonably required for use in running or operating any of the services to the Estate

12.           To light to an adequate and sufficient standard throughout such periods of the day and night as may be requisite all parts of the Estate to which access is available in fact or by right

13.           To erect place maintain renew and replace and where relevant operate upon the Estate as often as may be necessary direction signs and notices seats and other fixtures fittings and chattels as the Management Company acting reasonably shall deem appropriate for the Estate in the interests of good estate management

14.           To administer and manage the Estate (including the employment of all such managers professional and other advisers in connection therewith as it may acting reasonably deem necessary) provided that if the Management Company shall fulfil any such functions itself it shall be entitled to charge to reasonable fee therefor (together with Value Added Tax provided that the Management Company provides the Tenant with a VAT invoice one calendar month before the payment due date)

15.           Carrying out all other work or providing goods and services of any kind whatsoever which from time to time may reasonably be considered necessary or desirable in connection with the provision of the Services

16.           Carrying out any works to the Estate comply with any statute (other than works for which any owner or occupier of the buildings is responsible) and to take any reasonable steps deemed desirable or expedient by the Management Company for complying with making representations against or otherwise contesting the incidence of the provisions of any statute including those concerning town planning public health fire precautions highways streets drainage or other matters which may affect the Estate (other than such matters which relate only to owners or occupiers of any adjoining or neighbouring property)

17.           The payment of all existing and future rates (including water rates) taxes assessments charges and outgoings whether parliamentary local or otherwise whether of the nature of capital revenue and even though of a wholly novel character which now be rated taxed assessed charged or imposed upon the Estate

THE SIXTH SCHEDULE

(Provisions governing the Service Charge)

Part 1

(Costs and expenses included in the Service Charge)

The aggregate of all costs charges commissions premiums fees expenses interest taxes and other outgoings whatsoever reasonably and properly incurred paid or provided for by the Management Company in or in connection with the following:-

1.             The provision of the Services

2.             The provision supplying and running of water gas electricity telephone telecommunications and all other services whatsoever required in respect of the Estate and which are not the sole responsibility of any one occupier

3.             Providing operating inspecting testing servicing overhauling repairing maintaining and cleaning and when requisite modifying renewing or replacing any security surveillance or monitoring apparatus which the Management Company acting reasonably may from time to time supply for the general benefit of the Estate

4.             The provision of a security service or other security arrangements for the general benefit of the Estate as the Management Company may acting reasonably deem appropriate from time to time

5.             Employing or obtaining the services (whether on a full or part time basis) of such persons as the Management Company reasonably considers necessary or desirable in the interests of good estate management for the provision of the Services

6.             Making representations in respect of or otherwise contesting or dealing with any notice regulation or order of any competent local or other authority in relation to the Estate and also consulting with any such authority in relation to any planning applications or other planning matters relating to the Estate in order to ensure that the Management Company is adequately informed in relation to such applications or other matters

7.             The payment of the rentcharges imposed by the Transfer dated 17th October 2000 made between (1) Derby City Council and (2) the Landlord

8.             The administration and management of the Estate and the performance of the Management Company’s obligations in respect thereof pursuant to the provisions of this deed including the proper and reasonable fees charges costs expenses and disbursements of any solicitors accountants surveyors valuers architects or other professional advisers whom the Management Company may from time to time reasonably employ in connection therewith and in the preparation of statements or certificates and the auditing of the Service Charge

9.             The carrying out of all other works or the doing of any other act or thing or providing services of any kind which the Management Company may from time to time reasonably consider necessary or desirable for the purpose of the maintenance or the good overall management of the Estate or its amenities or otherwise for the general benefit of the Estate and Buildings or their occupiers Provided that in respect of any item which (i) has not been incurred as a material sum in any previous Financial Year and is not within any category of expenditure previously mentioned in this Schedule and (ii) constitutes a material sum in the reasonable opinion of the Management Company it shall be a condition precedent to the ability of the Management Company to enforce payment by the Tenant of the Service Charge in respect of such item that it shall be approved by a special resolution of the Management Company

10.           Such sum (if any) by way of reasonable provision for anticipated future expenditure in respect of any costs mentioned in this Schedule as the Management Company shall reasonably decide should be reserved in a sinking fund against such expenditure as being prudent and reasonable in the circumstances which sum shall (so far as actually paid) from time to time be deposited by the Management Company with such bank or building society as the Management Company may select in a prudent and reasonable way (provided that the Management Company shall not be responsible to the Tenant for obtaining the best rate of interest upon such sums) and all interest earned thereon in any Financial Year shall be deducted in calculating the Service Charge for the next Financial Year subject however to the deduction of any tax which may be payable in respect of such interest

Provided always that the costs incurred in providing the following services shall not be taken into account in calculating the Service Charge:

(a)           the remedying of any Defect in the Estate or the Demised Premises

(b)           the cost of any works where the said cost is recoverable by any third party for any reason whatsoever

(c)           the initial capital cost of the construction in connection with the buildings on the Estate or the Demised Premises or any plant or equipment serving the same

THE SIXTH SCHEDULE

(Provisions governing the Service Charge)

Part 2

(Payment of the Service Charge)

1.             The Management Company shall as soon as convenient but not later than six months after the Computing Date prepare an account showing the Annual Expenditure for the Financial Year ending on that Computing Date and containing a fair full and accurate summary of the expenditure referred to in it and upon such account being certified by an independent auditor it shall be conclusive evidence for the purposes of this Lease of all matters of fact referred to in the account save where there is a manifest error

2.             The Tenant shall pay for the period from the [16 October 2003] to the Computing Date next following the Initial Provisional Service Charge the first payment to be paid on [demand] and the subsequent payments to be made in advance on the Computing Date in each year (or by such other instalments as the Management Company may reasonably require)

3.             The Tenant shall pay for the next and each subsequent Financial Year after the first Computing Date a provisional sum calculated upon an reasonable and proper estimate by the Management Company what the Annual Expenditure is likely to be for that Financial Year as notified in writing to the Tenant prior to the commencement of each Financial Year by four equal instalments (or such other instalments as the Management Company may reasonably require) in advance on the usual quarter days in each year

4.             If the provisional sum in respect of any Financial Year is not notified to the Tenant before the commencement of such Financial Year the Tenant shall continue to pay quarterly instalments for such Financial Year at the rate last payable by it until such notification is made and thereupon the Tenant shall pay to the Management Company the difference between the amount already paid by the Tenant for that Financial Year and the amount which would have been payable if such notification had been made

5.             If the Service Charge for any Financial Year shall:-

(a)           exceed the provisional sum for that Financial Year the excess shall be due to the Management Company within 14 days of written demand or

(b)           be less that such provisional sum the overpayment shall be credited to the Tenant against the next quarterly payment of the Service Charge

6.             The audited statement above referred to shall (save in the case of manifest error) be final and binding on the parties and Tenant shall not be entitled to object to any item comprised in the Annual Expenditure by reason that the materials work or service in question might have been provided or performed at a lower cost or by reason that the item in question was not included in the estimate above referred to but the Tenant shall be entitled to inspect vouchers in respect of costs incurred by the Management Company and take copies of them

7.             The Management Company may withhold add to extend vary or make any alteration in the rendering of the Services or any of them from time to time provided that the same complies with the principles of good estate management and is reasonable in all the circumstances

8.             If at any time during the Perpetuity Period the total property enjoying or capable of enjoying the benefit of any Services is increased or decreased on a permanent basis or the benefit of any of the Services is extended on a like basis to any adjoining or neighbouring property or if some other event occurs a result of which is that the Service Charge Share is no longer appropriate to the Demised Premises the Service Charge Share shall be varied by the Management Company acting reasonably with effect from the Computing Date following such event by agreement between the parties or in default of agreement within 3 months of the first proposal for variation made by the Management Company acting reasonably in such manner as shall be fair and reasonable in the light of the event in question

THE SEVENTH SCHEDULE

(Matters to which the Demised Premises are subject)

All rights easements quasi-easements restrictions covenants and liabilities affecting the Demised Premises mentioned in Title Number DY330312 dated 16 October 2002

THE EIGHTH SCHEDULE

(Authorised Guarantee Agreement)

This Guarantee Agreement is made the             day of                19

Between:

(1)           [                                                  ] of [                              ]

(hereinafter called “the Landlord”) which expression where the context admits includes successors and assigns) and

(2)           [                                                  ] of [                              ]

(hereinafter called “the Tenant”)

Whereas:

(1)           The reversion immediately expectant on the determination of the term created by the tenancy specified in the Schedule hereto (hereinafter called “the Lease”) is now/remains vested in the Landlord

(2)           The term created by the Lease is now/remains vested in the Tenant

(3)           The Tenant wishes to assign the residue of the said term to 5.9 (hereinafter called “the Assignee”) but is required by of the Lease to obtain the consent of the Landlord hereto

(4)           The Landlord has consented to the said assignment upon the condition that the Tenant enters into this guarantee agreement

IT IS HEREBY AGREED as follows:

1.             In pursuance of the condition mentioned in recital (4) above the Tenant as principal debtor guarantees that the Assignee will duly observe and perform the covenants of the Tenant under the Lease from the date of the assignment of the term created by the Lease to the Assignee until such time as the Assignee is released from those covenants by virtue of the provisions of the Landlord and Tenant (Covenants) Act 1995 and that during such time if the Assignee shall make any default in the payment of rents or in observing or performing any of the covenants or other terms of the Lease the Tenant will pay the rents and observe or perform the covenants or terms in respect of which the Assignee shall be in default and make good to the Landlord on demand and indemnify costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

(a)           any time or indulgence granted by the Landlord to the Assignee or any neglector forbearance of the Landlord in enforcing the payment or the rents or the observance or performance of the covenants or other terms of the Lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Assignee at a time when the Landlord was entitled (or would, after service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the premises demised by the Lease

(b)           that the terms of the Lease may have been varied by agreement between the parties

(c)           that the Assignee shall have surrendered part of the premises demised by the Lease in which event the liability of the Tenant under this Deed shall (so far as the law allows) continue in respect of the part of the premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140, and

(d)           any other act or thing by which but for this provision the Tenant would have been released

2.             The Tenant covenants with the Landlord that in the event of the tenancy assigned by it being disclaimed it will enter into a new tenancy of the property demised by the Lease for a term commencing on the date of disclaimer and ending on the term date of the Lease and upon the terms and conditions of the Lease so far as may be but so that in any event the Tenant’s covenants are no more onerous than those contained in the Lease

SCHEDULE

Particulars of lease or other tenancy

IN WITNESS whereof this deed has been executed but remains undelivered until the day and year first above written

EXECUTED as a Deed on behalf of

[                                                                               ]

by:-

Director

Director/Secretary

EXECUTED as a Deed on behalf of

[                                                                               ]

by:-

Director

Director/Secretary

THE NINTH SCHEDULE

(the Guarantor’s Covenants)

The Guarantor covenants with the person first named in this lease and without the need for any express assignment with all its successors in title that:

1.             To pay observe and perform

During the Term the Tenant shall punctually pay the rents and observe and perform the covenants and other terms in this lease and if at any time during the Term the Tenant shall make any default in payment of the rents or in observing or performing any of the covenants or other terms of this lease the Guarantor will pay the rents and observe or perform the covenants or terms in respect of which the Tenant shall be in default and make good to the Landlord on demand and indemnify the Landlord against all losses damages costs and expenses arising or incurred by the Landlord as a result of such non-payment non-performance or non-observance notwithstanding:

(a)           any time or indulgence granted by the Landlord to the Tenant or any neglect or forbearance of the Landlord in enforcing the payment of the rents or the observance or performance of the covenants or other terms of this lease or any refusal by the Landlord to accept rents tendered by or on behalf of the Tenant at a time when the Landlord was entitled for would after service of a notice under the Law of Property Act 1925 Section 146 have been entitled) to re-enter the Demised Premises

(b)           that the terms of this lease may have been varied by agreement between the parties

(c)           that the Tenant shall have surrendered part of the Demised Premises in which event the liability of the Guarantor under this lease shall continue in respect of the part of the Demised Premises not so surrendered after making any necessary apportionments under the Law of Property Act 1925 Section 140 and

(d)           any other act or thing by which but for this provision the Guarantor would have been released

2.             To take a lease following disclaimer

If at any time during the Term the Tenant (being an individual) shall become bankrupt or (being a company) shall enter into liquidation and the trustee in bankruptcy or liquidator shall disclaim this lease the Guarantor shall if the Landlord shall by notice within sixty days after such disclaimer so require take from the Landlord a lease of the Demised Premises for the residue of the Term which would have remained had there been no disclaimer at the Rent then being paid under this lease and subject to the same covenants and terms as in this lease (except that the Guarantor shall not be required to procure that any other person is made a party to that lease as guarantor) such new lease to take effect from the date of such disclaimer and in such case the Guarantor shall pay the costs of such new lease and execute and deliver to the Landlord a counterpart of it

3.             To make payments following disclaimer

If this lease shall be disclaimed and for any reason the Landlord does not require the Guarantor to accept a new lease of the Demised Premises the Guarantor shall pay to the Landlord on demand an amount equal to the rents for the period commencing with the date of such disclaimer and ending on whichever is the earlier of the following dates:

(a)           the date six months after such disclaimer and

(b)           the date (if any) upon which the Demised Premises are relet

THE TENTH SCHEDULE

(the Insurance Covenants)

1              Warranty re Convictions

The Tenant warrants that prior to the execution of this lease it has disclosed to the Landlord in writing any conviction judgement or finding of any court or tribunal of which it is aware relating to the Tenant (or any director other officer or major shareholder of the Tenant) of such a nature as to be likely to affect the decision of any insurer or underwriter to grant or to continue insurance of any of the Insured Risks

2              Landlord to insure

The Landlord covenants with the Tenant to insure the Demised Premises in the joint names of the Landlord and Tenant where possible unless such insurance shall be vitiated by any act of the Tenant or by anyone at the Demised Premises expressly or by implication with the Tenant’s authority

3              Details of the Insurance

Insurance shall be effected:

(a)           in such insurance office or with such reputable and substantial underwriters and through such agency as the Landlord (acting reasonably) may from time to time decide

(b)           for the following sums:

(i)            such reasonable and proper sum as the Landlord shall from time to time be advised as being the full cost of rebuilding and reinstatement including architects’ surveyors’ and other professional fees payable upon any applications for planning permission or other permits or consents that may be required in relation to the rebuilding or reinstatement of the Demised Premises the cost of debris removal demolition site clearance accommodation works any works that may be required by statute and incidental expenses and

(ii)           the loss of Rent payable under this lease from time to time (having regard to any review of rent which may become due under this lease) for three years or such longer periods (not exceeding four years) the Landlord may from time to time reasonably deem to be necessary for the purposes of the planning and carrying out the rebuilding or reinstatement

(c)           against damage or destruction by the Insured Risks to the extent that such insurance may ordinarily be arranged for properties such as the Demised Premises with an insurer of repute and subject to such excesses exclusions or limitations as the insurer reasonably requires and are accepted as common practice in the insurance market.

4              Payment of Insurance Rent

The Tenant shall pay the Insurance Rent on the date of this lease for the period from and including the Rent Commencement Date to the day before the next policy renewal date following the date of this lease and subsequently the Tenant shall pay the Insurance Rent within twenty one days of demand and (if so demanded) in advance of the policy renewal date.

5              Suspension of Rent

(a)           If and whenever during the Term:

(i)            the Demised Premises or any part of them or any accessway or services are damaged or destroyed by any of the Insured Risks (except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Demised Premises unless the Landlord has in fact insured against the risk) so that the Demised Premises or any part of them are unfit for occupation or use or any of the Estate Roads or the Conducting Media in on under or over the Adjoining Property that serve the Demised Premises are damaged or destroyed so that the Demised Premises or any part of them are unfit for immediate occupation or use and

(ii)           payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Demised Premises expressly or by implication with the Tenant’s authority the provisions of paragraph 5(b) shall have effect

(b)           When the circumstances contemplated in paragraph 5(a) arise the Rents and the Service Charge or a fair and proper proportion of the Rents and the Service Charge according to the nature and the extent of the damage sustained shall cease to be payable until the Demised Premises or the affected parts or the Estate Roads or Conducting Media shall have been rebuilt or reinstated so that the Demised Premises or the affected part are made fit for immediate occupation or use by the Tenant or until the expiration of three years from the destruction or damage whichever period is the shorter (the amount of such proportion and the period during which the Rents and Service Charge shall cease to be payable to be determined by the Surveyor acting as an expert and not as an arbitrator)

6              Reinstatement and Termination if prevented

(a)           If and whenever during the Term:

(i)            the Demised Premises or any part of them are damaged or destroyed by any of the Insured Risks (except one against which insurance may not ordinarily be arranged with an insurer of repute for properties such as the Demised Premises unless the Landlord has in fact insured against that risk) or any of the Estate Roads or the Conducting Media in on under or over the Adjoining Property that serve the Demised Premises are damaged or destroyed so that the Demised Premises or any part of them are unfit for immediate occupation or use by the Tenant and

(ii)           the payment of the insurance money is not refused in whole or in part by reason of any act or default of the Tenant or anyone at the Demised Premises expressly or by implication with the Tenant’s authority the Landlord shall use its best endeavours to obtain all planning permissions or other permits and consents that may be required under the Planning Acts or other statutes (if any) to enable the Landlord to rebuild and reinstate (‘Permissions’)

(b)           Subject to the provisions of paragraphs 6(c) and 6(d) the Landlord shall as soon as the Permissions have been obtained or immediately where no Permissions are required apply all money received in respect of such insurance (except sums in respect of loss of Rent) and make up any deficiency out of its own monies in rebuilding or reinstating the Demised Premises the Common Parts or Conducting Media so destroyed or damaged PROVIDED that in the event of substantial damage to or destruction of the Demised Premises by an Insured Risk the above provisions shall have effect as if they obliged the Landlord (subject as provided above) to rebuild and reinstate the Demised Premises the Common Parts or Conducting Media either in the form in which they were immediately before the occurrence of the destruction or damage or with such modifications as

(i)            may be required by any competent authority as a condition of the grant of any of the Permissions and/or

(ii)           the Landlord may make to reflect then current good building practice and/or

(iii)          the Landlord may otherwise reasonably require

but so that the Landlord shall in any event provide in the Demised Premises as rebuilt and reinstated accommodation for the Tenant no less convenient and commodious than those which existed immediately before the occurrence of the destruction or damage

(c)           For the purpose of this paragraph the expression “Supervening Events” means:

(i)            the Landlord has failed despite using its best endeavours to obtain the Permissions

(ii)           any of the Permissions have been granted subject to a lawful condition with which in all the circumstances it would be unreasonable to expect the Landlord to comply

(iii)          some defect or deficiency in the site upon which the rebuilding or reinstatement is to take place would mean that the same could only be undertaken at a cost that would be unreasonable in all the circumstances

(iv)          the Landlord is unable to obtain access to the site for the purposes of rebuilding or reinstating

(v)           the cost of rebuilding or reinstating would exceed the amount received in respect of the insurance effected by the Landlord pursuant to this paragraph (expect sums in respect of loss of Rent)

(vi)          the rebuilding or reinstating is prevented by war act of God Government action strike lock-out or

(vii)         any other circumstances beyond the control of the Landlord

(d)           the Landlord shall not be liable to rebuild or reinstate the Demised Premises or the Common Parts or Conducting Media if and for so long as such rebuilding or reinstating is prevented by Supervening Events

(e)           If upon the expiry of a period of twelve months commencing on the date of the damage or destruction the Demised Premises or the Common Parts or Conducting Media have not been rebuilt or reinstated so as to be fit for the Tenant’s immediate occupation and use either party may by notice served at any time after the expiry of such period invoke the provisions of paragraph 6(f) and to terminate the Lease forthwith

(f)            Upon service of a notice in accordance with paragraph 6(e):

(i)            without prejudice to any rights or remedies that may have accrued to either party against the other and

(ii)           all money received in respect of the insurance effected by the Landlord pursuant to this paragraph shall belong to the Landlord

7              Tenant’s Insurance Covenants

The Tenant covenants with the Landlord

(a)           to comply with all the reasonable requirements and recommendations of the insurers

(b)           not to do or omit anything that could cause any policy of insurance on or in relation to the Demised Premises to become void or voidable wholly or in part nor (unless the Tenant shall have previously notified the Landlord and have agreed to pay the increased premium) anything by which additional insurance premiums may become payable

(c)           to keep the Demised Premises supplied with such fire fighting equipment as the insurers and the fire authority may require and as the Landlord may reasonably require and to maintain such equipment to their satisfaction and in efficient working order and as often as necessary to cause any sprinkler system and other fire fighting equipment to be inspected by a competent person

(d)           not to store or bring onto the Demised Premises any article substance or liquid of a specially combustible inflammable or explosive nature and to comply with the requirements and recommendations of the fire authority and the reasonable requirements of the Landlord as to fire precautions relating to the Demised Premises

(e)           not to obstruct the access to any fire equipment or the means of escape from the Demised Premises nor to lock any fire door while the Demised Premises are occupied

(f)            as soon as reasonably practicable after becoming aware to give notice to the Landlord upon the happening of any event which might affect any insurance policy on or relating to the Demised Premises or upon the happening of any event against which the Landlord may have reasonably insured under this lease

(g)           as soon as reasonably practicable to inform the Landlord in writing of any conviction judgement or finding of any court or tribunal relating to the Tenant (or any director other officer of the Tenant) of such a nature as to be likely to materially affect the decision of any insurer or underwriter to grant or to continue any such insurance of the Demised Premises

(h)           if at any time the Tenant shall be entitled to the benefit of any insurance on the Demised Premises (which is not effected or maintained in pursuance of any obligation contained in this lease) to apply all money received by virtue of such insurance in making good the loss or damage in respect of which such money shall have been received

(i)            if and whenever during the Term the Demised Premises or any part of them are damaged or destroyed by an Insured Risk and the insurance money under the policy of insurance effected by the Landlord pursuant to its obligations contained in this lease is by reason of any act or default of the Tenant or anyone at the Demised Premises expressly or by implication with the Tenant’s authority wholly or partially irrecoverable immediately in every such case (as the option of the Landlord acting reasonably) either:

(i)            to rebuild and reinstate at its own expense the Demised Premises or the part destroyed or damaged to the reasonable satisfaction and under the supervision of the Surveyor the Tenant being allowed towards the expenses of so doing upon such rebuilding and reinstatement being completed the amount (if any) actually received in respect of such destruction or damage under any such insurance policy or

(ii)           to pay to the Landlord on demand with Interest the amount of such insurance money so irrecoverable in which event the provisions of paragraph 5 and 6 shall apply

8              Landlord’s Insurance Convenants

The Landlord convenants with the Tenant in relation to the policy of insurance effected by the Landlord pursuant to its obligations contained in this lease to produce to the Tenant on demand reasonable evidence of the terms of the policy and the fact that the last premium has been paid

EXECUTED AS A DEED by

PRIME HOLDINGS LIMITED

acting by:

Director	/s/ [ILLEGIBLE]

Director/Secretary	/s/ [ILLEGIBLE]

EXECUTED AS A DEED by

MELBOURNE COURT

MANAGEMENT

COMPANY LIMITED

acting by:

Director	/s/ [ILLEGIBLE]

Director/Secretary

EXECUTED AS A DEED by

a.p.solve LIMITED

acting by:

Director

Director/Secretary